                                 SCHEDULE 14A
                                (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                             EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:
[_]  Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (As Permitted By Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Under Rule 14a-12

                       ENSCO International Incorporated
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

                           ENSCO [LOGO]

CARL F. THORNE
Chairman, President and Chief Executive Officer

                                        March 26, 2001



DEAR FELLOW STOCKHOLDER:

      On behalf of our Board of Directors, I cordially invite you to attend the 2001 Annual Meeting of Stockholders of ENSCO International Incorporated (the "Company"). The Annual Meeting will be held at 10:00 a.m. on Tuesday, May 15, 2001, at the Fairmont Hotel, 1717 N. Akard, Dallas, Texas. Your Board of Directors and Officers look forward to greeting personally those Stockholders able to attend.

      At the Annual Meeting, Stockholders will be asked to vote on the election of three Class III Directors, as described in detail in the attached Proxy Statement for the Annual Meeting. Your Board of Directors recommends that you vote "For" the individuals nominated.

      Your vote is important. Whether or not you are able to attend the Annual Meeting, I hope that you will vote promptly. This will save your Company additional expenses associated with soliciting proxies, as well as ensure that your shares are represented. Most Stockholders have a choice of voting over the Internet, by telephone or by mailing the enclosed proxy card. Voting over the Internet, by telephone or by written proxy will ensure your representation at the Annual Meeting if you do not attend in person. Please review the instructions on the proxy card regarding each of these voting options available to you. You may vote in person at the Annual Meeting even if you have previously submitted your vote.

                                        Sincerely,



                                        Carl F. Thorne

                       ENSCO INTERNATIONAL INCORPORATED
                              2700 Fountain Place
                               1445 Ross Avenue
                           Dallas, Texas 75202-2792
                                (214) 922-1500

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On May 15, 2001

     The Annual Meeting of Stockholders of ENSCO International Incorporated (the "Company") will be held at the Fairmont Hotel, 1717 N. Akard, Dallas, Texas, at 10:00 a.m., Dallas time, on Tuesday, May 15, 2001, to consider and vote on:

     1. The election of three Class III Directors, each for a three-year term; and

     2.   Such other business as may properly come before the Annual Meeting.

     Stockholders of record at the close of business on March 23, 2001, are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. A list of all Stockholders entitled to vote at the Annual Meeting is on file at the executive offices of the Company, 2700 Fountain Place, 1445 Ross Avenue, Dallas, Texas 75202-2792.

                                            By Order of the Board of Directors




                                            William S. Chadwick, Jr.
                                            Vice President and Secretary


March 26, 2001

YOUR VOTE IS IMPORTANT. FOR SPECIFIC INSTRUCTIONS ON VOTING, PLEASE REFER TO THE INSTRUCTIONS ON THE PROXY CARD.

ENSCO INTERNATIONAL INCORPORATED

PROXY STATEMENT

     The following information is submitted concerning the enclosed Proxy and the matters to be acted upon under the authority thereof at the Annual Meeting of Stockholders (the "Annual Meeting") of ENSCO International Incorporated (the "Company") to be held at the Fairmont Hotel, 1717 N. Akard, Dallas, Texas, on Tuesday, the 15th day of May, 2001, at 10:00 a.m., Dallas time, or any adjournment thereof, pursuant to the enclosed Notice of Annual Meeting of Stockholders. This Proxy Statement and the enclosed Proxy are first being sent on or about March 26, 2001 to holders of the Company's shares of capital stock entitled to vote at the Annual Meeting (the "Stockholders").

VOTING AND PROXY

     The enclosed Proxy is solicited on behalf of the Board of Directors of the Company. Most Stockholders have a choice of voting over the Internet, by using a toll-free telephone number or by completing the enclosed proxy card and mailing it in the envelope provided. Please refer to your proxy card for voting options available to you. A Proxy may be revoked by a Stockholder at any time prior to the exercise thereof by filing with the Secretary of the Company a written revocation or duly executed Proxy bearing a later date. The Proxy shall also be revoked if a Stockholder is present at the Annual Meeting and elects to vote in person.

     Unless contrary instructions are indicated, all shares represented by validly executed Proxies (including an Internet or telephone vote) received pursuant to this solicitation (and which have not been revoked before they are voted) will be voted:

     1. FOR the election of the Class III nominees for Directors named herein; and

     2. In accordance with the recommendation of management as to any other matters which may properly come before the Annual Meeting.

     In the event a Stockholder specifies a different choice by means of the enclosed Proxy, his/her shares will be voted in accordance with the specification so made.

     The cost of solicitation of proxies will be borne by the Company and, upon request, the Company will reimburse brokers, dealers, banks and trustees, or their nominees, for reasonable expenses incurred by them in forwarding proxy material to and solicitation of proxies from beneficial owners of the Company's common stock, par value $.10 per share ("Common Stock"). In addition to the use of mail, regular employees or agents of the Company may solicit proxies by telephone or other means of communication.

VOTING SECURITIES OUTSTANDING

     The Stockholders entitled to vote at the Annual Meeting are the holders of record at the close of business on March 23, 2001 (the "Record Date") of approximately 138,823,392 outstanding shares of Common Stock. Each outstanding share of Common Stock is entitled to one vote on each matter to come before the Annual Meeting. A list of all Stockholders entitled to vote is on file at the executive offices of the Company, 2700 Fountain Place, 1445 Ross Avenue, Dallas, Texas 75202-2792. Only Stockholders of record on the books of the Company on the Record Date will be entitled to vote at the Annual Meeting.

     For purposes of conducting the Annual Meeting, the holders of at least a majority of the stock issued and outstanding and entitled to vote at the Annual Meeting shall constitute a quorum. A holder of stock shall be treated as being present at the Annual Meeting if the holder of such stock is (i) present in person at the Annual Meeting or (ii) represented at the Annual Meeting by a valid proxy, whether the instrument granting such proxy is marked as casting a vote or abstaining, is left blank or does not empower such proxy to vote with respect to some or all matters to be voted upon at the Annual Meeting. If a quorum is not present or represented at the Annual Meeting, the Chairman of the Board of Directors or the Stockholders holding a majority of the Common Stock present at the Annual Meeting have the power to adjourn the Annual Meeting from time to time, without notice other than an announcement at the Annual Meeting. The proposal being submitted to Stockholders for approval shall be approved if the votes cast in favor of such proposal exceed the votes cast opposing such proposal. The Company's Bylaws include provisions specifically addressing the treatment of abstentions and non-votes by brokers. In determining the number of votes cast, shares abstaining from voting on a matter and shares that are indicated as not being voted on a matter by brokers due to lack of discretionary authority will not be treated as votes cast.

OWNERSHIP OF VOTING SECURITIES

     The following tables set forth certain information concerning the number of shares of Common Stock owned beneficially as of February 28, 2001, by (i) each person known to the Company to own more than five percent of the Common Stock (the only class of voting securities outstanding); (ii) each director of the Company, including employee directors; (iii) the Chief Executive Officer and the four other most highly compensated executive officers of the Company; and (iv) all directors and executive officers of the Company as a group.

Beneficial Owner Table
----------------------

                        Name of                        Beneficial Ownership/(1)/
                                                     --------------------------
                    Beneficial Owner                    Amount      Percentage
         -----------------------------------            ------      ----------

         FMR Corp.                                 20,765,047/(2)/     15.0
              82 Devonshire Street
              Boston, MA 02109

         Directors and Executive Officers:

         Carl F. Thorne                                                 1.4
              Chairman, President and               1,910,643/(3)/
              Chief Executive Officer

         C. Christopher Gaut                          366,495/(4)/      --/(5)/
              Senior Vice President - Finance
              and Chief Financial Officer

         Morton H. Meyerson                           261,830/(6)/      --/(5)/
              Director

         William S. Chadwick, Jr.                     250,498/(7)/      --/(5)/
              Vice President - Administration
              and Secretary

         Marshall Ballard                             239,279/(8)/      --/(5)/
              Vice President - Business
              Development

         Richard A. Wilson                            164,506/(9)/      --/(5)/
              Director, Senior Vice President
              and Chief Operating Officer

         Dillard S. Hammett                           95,244/(10)/      --/(5)/
              Director

         Thomas L. Kelly II                           81,580/(11)/      --/(5)/
              Director

         Orville D. Gaither, Sr.                      75,689/(12)/      --/(5)/
              Director

                        Name of                       Beneficial Ownership/(1)/
                                                     ---------------------------
                    Beneficial Owner                    Amount      Percentage
         --------------------------------             ----------  --------------

         Craig I. Fields                               35,402/(13)/     --/(5)/
              Director

         Paul E. Rowsey, III                           21,593/(14)/     --/(5)/
               Director

         Gerald W. Haddock                              6,000/(15)/     --/(5)/
                Director

         All Directors and Executive Officers       4,143,660/(16)/      3.0
         as a Group (18 persons, including those
         named above)

________________________________

      (1) At February 28, 2001, there were 138,601,142 shares of Common Stock outstanding. Unless otherwise indicated, each person or group has sole voting and dispositive power with respect to all shares.

      (2) Based upon information obtained from FMR Corp. as of February 28, 2001, FMR Corp. may be deemed to be the beneficial owner of 20,765,047 shares of Common Stock, of which it has sole voting power for 4,394,590 shares.

      (3) Includes 250,000 shares immediately issuable upon exercise of options and 6,394 shares held indirectly under the ENSCO Savings Plan and Supplemental Executive Retirement Plan ("SERP").

      (4) Includes 187,500 shares immediately issuable upon exercise of options and 18,000 shares of restricted stock of which 10,000 vest at the rate of 2,000 per annum and 8,000 vest at the rate of 2,000 per annum. Also includes 2,877 shares held indirectly under the ENSCO Savings Plan and SERP and 2,400 shares gifted under TUGMA to minor children for which Mr. Gaut disclaims beneficial ownership.

      (5) Ownership is less than one percent of the shares of Common Stock outstanding.

      (6) Includes 18,000 shares immediately issuable upon exercise of options and 108,000 shares of Common Stock beneficially owned by various trusts as to all of which Mr. Meyerson disclaims beneficial ownership.

      (7) Includes 150,000 shares immediately issuable upon exercise of options and 24,000 shares of restricted stock of which 10,000 vest at the rate of 2,000 per annum, 8,000 vest at the rate of 2,000 per annum and 6,000 vest at the rate of 1,000 per annum. Also includes 6,207 shares held indirectly under the ENSCO Saving Plan and SERP.

      (8) Includes 137,500 shares immediately issuable upon exercise of options and 5,000 shares of restricted stock which vest at the rate of 1,000 per annum. Also includes 1,500 shares owned by Mr. Ballard's wife, in respect of which Mr. Ballard disclaims beneficial ownership, and 2,735 shares held indirectly under the ENSCO Savings Plan and SERP.

      (9) Includes 37,500 shares immediately issuable upon exercise of options and 26,000 shares of restricted stock of which 16,000 vest at the rate of 4,000 per annum and 10,000 of which vest at the rate of 2,000 per annum. Also includes 3,345 shares held indirectly under the ENSCO Savings Plan and SERP.

      (10) Includes 6,000 shares immediately issuable upon exercise of options.

      (11) Includes 30,000 shares immediately issuable upon exercise of options.

      (12) Includes 30,000 shares immediately issuable upon exercise of options.

      (13) Includes 30,000 shares immediately issuable upon exercise of options.

      (14) Includes 21,000 shares immediately issuable upon exercise of options.

      (15) Includes 6,000 shares immediately issuable upon exercise of options.

      (16) Includes all shares owned individually by the Company's executive officers and directors, including 108,000 shares beneficially owned by various trusts established by Mr. Meyerson, 1,500 shares owned by Mr. Ballard's wife, 2,400 shares gifted under TUGMA to minor children of Mr. Gaut, 1,157,000 shares issuable upon exercise of options, 153,500 shares of restricted stock and 45,657 shares held indirectly under the ENSCO Savings Plan and SERP.

PROPOSAL 1

ELECTION OF DIRECTORS

     The Company's Amended and Restated Certificate of Incorporation provides that the Board of Directors of the Company is divided or "classified", with respect to the time for which they individually hold office, into three classes ("Classes I, II and III") consisting of, as nearly as possible, one third of the entire Board. The Company's Board of Directors is currently fixed at nine members. Each director holds office for a term ending on the date of the third annual meeting following the annual meeting at which such director was elected. The current term for Class III Directors will expire at the 2001 Annual Meeting of Stockholders. The current term for Class II and Class I Directors will expire at the 2002 and 2003 Annual Meetings of Stockholders, respectively.

     Three persons are nominated for election as Class III Directors at the Annual Meeting. The Board of Directors urges you to vote FOR the election of the individuals who have been nominated to serve as Class III Directors. It is intended that each validly executed proxy solicited hereby (including an Internet or telephone vote) will be voted FOR the election of the nominees for Class III Directors listed below, unless a contrary instruction has been indicated on such proxy. If, at the time of the Annual Meeting, any of the nominees should be unable or decline to serve, the discretionary authority provided in the Proxy will be used to vote for a substitute or substitutes as may be designated by the Board of Directors. The Board of Directors has no reason to believe that any substitute nominee or nominees will be required.

Nominees
--------

Class III Directors
-------------------

David M. Carmichael; age 62; Private Investor

     David M. Carmichael is a nominee for election to the Board of Directors. He has been a private investor since June 1996.

     Mr. Carmichael formed CARCON Corporation in 1984. Following CARCON's merger into American Oil and Gas Corporation in April 1986, he served as Chairman, Chief Executive Officer and President of that organization, whose primary business was the intrastate transportation of natural gas. Following American's merger with KN Energy, Inc. in July 1994, Mr. Carmichael served as Vice Chairman and Chairman of the Management Committee of KN Energy until June 1996.

     Prior to forming CARCON Corporation, Mr. Carmichael was Chairman and Chief Executive Officer of WellTech, Inc. from 1976 to 1984, and served in various senior management positions, both in the United States and abroad, with Reading and Bates Corporation and its subsidiary, Reading and Bates Drilling Company, between 1965 and 1976. He currently serves as a director of Tom Brown, Inc., and is a trustee of The Museum of Fine Arts, Houston and the Texas Heart Institute.

     Mr. Carmichael holds a Plan II Honors degree from the School of Arts and Sciences at The University of Texas in Austin, and a Juris Doctorate degree from The University of Texas School of Law. He lives in Houston, Texas.

Thomas L. Kelly II; age 42; General Partner of CHB Capital Partners

     Mr. Kelly has been a director of the Company since September 1987. He has been a General Partner of CHB Capital Partners since July 1994. Mr. Kelly holds a Bachelor of Arts degree in Economics and a Bachelor of Science degree in Administrative Science from Yale University and a Master of Business Administration degree from Harvard University. He lives in Denver, Colorado. Mr. Kelly is a member of the Nominating and Compensation Committee.

Daniel W. Rabun; age 46; Vice President and General Counsel, Chorum Technologies Inc.

     Mr. Rabun has served as Vice President and General Counsel of Chorum Technologies Inc., a telecommunications equipment company, since October 2000. He previously was a partner at the international law firm of Baker & McKenzie from October 1986 until October 2000. Mr. Rabun holds a Bachelor of Business Administration degree from the University of Houston and a Juris Doctorate degree from Southern Methodist University. He lives in Dallas, Texas.

The Board of Directors recommends that Stockholders vote "FOR" the election of each of the nominees for Class III Directors named above.

Continuing Directors
--------------------

Class I Directors
-----------------

Gerald W. Haddock; age 53; Private Investor

     Mr. Haddock has been a director of the Company since December 1986. He established Haddock Investments, L.L.C. and has served as a private consultant and investor since June 1999. He served in various capacities with Crescent Real Estate Equities Company, including Chief Executive Officer, Chief Operating Officer and director and trust manager between May 1994 and June 1999. Mr. Haddock was also the President and Chief Executive Officer and a director of Crescent Operating, Inc. from April 1997 until June 1999. Mr. Haddock holds a Bachelor of Business Administration degree from Baylor University, a Juris Doctorate degree from Baylor University College of Law and a Master of Taxation degree from New York University. He lives in Fort Worth, Texas. Mr. Haddock is Chairman of the Audit Committee.

Paul E. Rowsey, III; age 46; President, Eiger, Inc.

     Mr. Rowsey has been a director of the Company since January 2000. He has served as President of Eiger, Inc., a private real estate management and investment firm, since its formation in January 1999. Prior to forming Eiger, Mr. Rowsey joined Rosewood Property Company in 1988 and became President of its real estate group and a member of its Board in 1989. He currently serves as a director of Crescent Real Estate Equities Company, Crescent Operating, Inc., AMC, Inc. and AmericasMart.Com, Inc. He holds a Bachelor of Arts degree in management science from Duke University and a Juris Doctorate degree from Southern Methodist University. He lives in Dallas, Texas.

Carl F. Thorne; age 60; Chairman, President and Chief Executive Officer of the Company

     Mr. Thorne has been a director of the Company since December 1986. He was elected President and Chief Executive Officer of the Company in May 1987 and was elected Chairman of the Board of Directors in November 1987. Mr. Thorne presently serves as a director of Crescent Operating, Inc. Mr. Thorne holds a Bachelor of Science degree in Petroleum Engineering from The University of Texas and a Juris Doctorate degree from Baylor University College of Law. He lives in Dallas, Texas.

Class II Directors
------------------

Craig I. Fields; age 54; Chairman, Defense Science Board

     Dr. Fields has been a director of the Company since March 1992. He has served as Chairman of the Defense Science Board since 1995. He served as Vice Chairman of Alliance Gaming Corporation from September 1994 to June 1997. From 1990 through August 1994, Dr. Fields was Chairman and Chief Executive Officer of Microelectronics and Computer Technology Corp. Between 1974 and 1990, Dr. Fields served the Defense Advanced Research Projects Agency, a research division of the office of the Secretary of Defense, as Director. Dr. Fields holds a Bachelor of Science degree in Physics from the Massachusetts Institute of Technology and a Ph.D. from Rockefeller University. He lives in Washington, D.C. Dr. Fields is a member of the Audit Committee.

Morton H. Meyerson; age 62; Chairman and Chief Executive Officer, 2M Companies, Inc.

     Mr. Meyerson has been a director of the Company since September 1987. Mr. Meyerson is currently Chairman and Chief Executive Officer of 2M Companies, Inc. He served as Chairman of the Board of Perot Systems from September 1996 until November 1997. In addition, from June 1992 until September 1996 and from July 1997 until January 1998, Mr. Meyerson served as Chief Executive Officer of Perot Systems. From May 1986 until June 1992, Mr. Meyerson was a private investor. Mr. Meyerson serves as a board member of the National Parks Foundation and is a director of Crescent Real Estate Equities, Inc. Mr. Meyerson holds Bachelor of Arts degrees in Economics and Philosophy from The University of Texas. He lives in Dallas, Texas. Mr. Meyerson is Chairman of the Nominating and Compensation Committee.

Richard A. Wilson; age 63; Senior Vice President and Chief Operating Officer of the Company

     Mr. Wilson has been a director of the Company since June 1990. Mr. Wilson joined the Company in July 1988 and was elected President of ENSCO Drilling Company, a wholly-owned subsidiary of the Company, in August 1988 and currently serves as President of the Company's drilling subsidiaries. Mr. Wilson was elected Senior Vice President - Operations of the Company in October 1989 and to his present position in June 1991. Mr. Wilson holds a Bachelor of Science degree in Petroleum Engineering from the University of Wyoming. He lives in Dallas, Texas.

MEETINGS AND COMMITTEES OF THE BOARD

Board of Directors

     The Board of Directors met four times during the year ended December 31, 2000. The Board of Directors has two standing committees: the Audit Committee and the Nominating and Compensation Committee. During 2000, each incumbent director except Dr. Fields attended at least 75% of the meetings held by the Board and the committees of which he was a member.

Audit Committee

     The Company's Audit Committee recommends a firm of independent accountants to examine the consolidated financial statements of the Company, reviews the general scope of services to be rendered by the independent accountants, reviews the financial condition and results of operations of the Company and makes inquiries as to the adequacy of the Company's financial and accounting controls. The Committee consists of Chairman Gerald W. Haddock, Craig I. Fields and Paul
E. Rowsey, III.

                         REPORT OF THE AUDIT COMMITTEE
                         -----------------------------

     The Audit Committee of the Board of Directors is comprised of three independent directors who satisfy the requirements of independence as established in the New York Stock Exchange listing standards. The Audit Committee is governed by a charter approved by the Board of Directors, a copy of which is attached as Appendix A.

     Management is responsible for the Company's internal controls, financial reporting process and compliance with laws and regulations and ethical business standards. The independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

     In this context, the Audit Committee has met and held discussions with management and the independent auditors. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles in the United States, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Audit Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

     The Company's independent auditors also provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent auditors that firm's independence.

     The Audit Committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to each of the matters assigned to it under the Audit Committee's charter. To carry out its responsibilities, the Audit Committee met four times during fiscal year 2000.

     Based upon the Audit Committee's review and discussions referred to above, and reliance on the Company's management and the Company's independent auditors, the Audit Committee recommended that the Board of Directors include the Company's audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2000 filed with the Securities and Exchange Commission.

Submitted by the Audit Committee,
Gerald W. Haddock (Chairman)
Craig I Fields, Ph.D.
Paul E. Rowsey, III

Nominating and Compensation Committee

     The principal functions of the Nominating and Compensation Committee are to recommend officers of the Company, to select nominees for the Board of Directors and committees of the Board and to review and approve employee compensation matters, including matters regarding the Company's various benefit plans. The Nominating and Compensation Committee met four times during 2000. The Committee consists of Chairman Morton H. Meyerson, Orville D. Gaither, Sr. and Thomas L. Kelly II.

     The names of potential director candidates are drawn from a number of sources, including recommendations from members of the Board, management and Stockholders. Stockholders wishing to recommend Board nominees should submit their recommendations in writing to the Secretary of the Company, with the submitting Stockholder's name and address and pertinent information about the proposed nominee similar to that set forth for the nominees named herein. A Stockholder intending to nominate an individual as a director at an annual meeting, rather than recommend the individual to the Company for consideration as a nominee, must comply with the advance notice requirements set forth in the Company's Bylaws.

Compensation of Non-Employee Directors

     Prior to July 1, 2000, each non-employee director received annual compensation of $24,000, paid quarterly, one-half in cash and one-half in shares of Common Stock. Effective July 1, 2000, this annual compensation was increased to $36,000. Additionally, each non-employee director receives $1,000 in cash for each Board of Directors and committee meeting attended. Any non-employee director that serves the Company as Chairman of the Board of Directors, Chairman of the Nominating and Compensation Committee or Chairman of the Audit Committee also receives an additional $500 in cash for each meeting at which the director acts as Chairman. Non-employee directors are also eligible to participate in the Company's group medical and dental insurance plan on the same basis as full-time Company employees. A non-employee director's contribution to group medical and dental insurance premium costs is withheld from the quarterly payments of the director's annual retainer. Directors who are also employees of the Company do not receive any additional compensation for their services as directors.

     Prior to July 1, 2000, the number of shares of Common Stock issued quarterly under the ENSCO International Incorporated 1998 Incentive Plan as part of the annual compensation of each non-employee director was determined by dividing into $3,000 the average of the high and low prices of the Common Stock on the New York Stock Exchange on the first business day of each quarter. Effective July 1, 2000, the number of shares so issued is determined by dividing into $4,500 the average price of the stock as described above. Thus, in 2000 Messrs. Fields, Gaither, Haddock, Hammett, Kelly, Meyerson and Rowsey received 465 shares of Common Stock at an average price of between $21.59 and $38.53 per share.

     In May 1996, the Stockholders approved the Company's 1996 Non-Employee Directors' Stock Option Plan ("Directors' Plan") which was adopted by the Board of Directors on February 21, 1996. Under the Directors' Plan, 600,000 shares of Common Stock are reserved for issuance. Pursuant to the Directors' Plan, non-employee directors are granted options to purchase shares of Common Stock as follows: (a) each non-employee director elected after February 21, 1996 who has not previously served as a director shall be granted an option, effective as of the date such director is elected, to purchase 15,000 shares of Common Stock and
(b) each other non-employee director elected at, or continuing to serve following, each annual Stockholders meeting, commencing with the 1996 Annual Meeting, shall be granted an option to purchase 6,000 shares of Common Stock. Each of Messrs. Fields, Gaither, Haddock, Hammett, Kelly, Meyerson and Rowsey was granted options to purchase 6,000 shares of Common Stock on May 16, 2000 at an exercise price of $37.0935 per share. Mr. Rowsey was granted an option to purchase 15,000 shares on January 1, 2000 at an exercise price of $21.59375 per share. On May 15, 2001, Messrs. Fields, Haddock, Kelly, Meyerson and Rowsey shall each receive an option to purchase 6,000 shares, and Messrs. Carmichael and Rabun shall each receive an option to purchase 15,000 shares, at an exercise price per share equal to the average of the high and low selling price of Common Stock on that date. Such awards for Messrs. Carmichael, Kelly and Rabun are subject to their election at the annual meeting.

EXECUTIVE COMPENSATION

     The following table sets forth a summary of all compensation, including cash and other forms of remuneration, paid through March 15, 2001, for services rendered in all capacities to the Company during 2000, to the Chief Executive Officer and the four other most highly compensated executive officers of the Company. The table also includes a summary of all compensation, including cash and other forms of remuneration, paid to these named individuals for the years 1999 and 1998.

Summary Compensation Table
--------------------------

                                       Annual Compensation                   Long-Term
                                  -----------------------------
                                                                        Compensation Awards
                                                         Other          ------------------- All
                                                        Annual   Restricted   Securities   Other
                                                        Compen-    Stock      Underlying   Compen-
   Name and Principal               Salary     Bonus    sation     Award       Options     sation
        Position             Year    ($)     ($)/(1)/  ($)/(2)/   ($)/(3)/     (#)/(4)/   ($)/(5)/
   ------------------        ----   ------   --------  --------   ----------  ----------  --------
Carl F. Thorne               2000   525,000   270,158       N/A       N/A          N/A     48,063
  President and              1999   500,000    13,315       N/A       N/A        200,000   29,882
  Chief Executive Officer    1998   487,500   362,268       N/A       N/A          N/A     81,653

Richard A. Wilson            2000   306,075   117,702       N/A       N/A          N/A     29,244
  Senior Vice President      1999   291,500     6,210       N/A       N/A        150,000   19,859
  and Chief Operating        1998   283,250   125,682       N/A       N/A          N/A     48,966
  Officer

C. Christopher Gaut          2000   242,000   105,741       N/A       N/A          N/A     20,440
  Senior Vice President      1999   220,000     4,102       N/A       N/A        150,000   11,195
  -Finance and Chief         1998   210,000   149,979       N/A       N/A          N/A     29,753
  Financial Officer

Marshall Ballard             2000   220,500    56,580       N/A       N/A         N/A      19,977
  Vice President -           1999   210,000     3,356       N/A       N/A       125,000    12,703
  Business Development       1998   205,000    90,892       N/A       N/A         N/A      32,879

William S. Chadwick, Jr.     2000   209,475    74,751       N/A       N/A         N/A      18,162
  Vice President -           1999   199,500     3,188       N/A       N/A       150,000    11,070
  Administration and         1998   194,750   125,000       N/A       N/A         N/A      28,222
  Secretary

   _______________________
N/A - Not Applicable.

 (1) Bonuses are awarded in the first quarter based on the Company's performance in the previous year. Bonuses are payable as follows: 50% of the amount awarded is paid in the first quarter of the year in which the award was made, and the remainder is payable in two equal installments during the first quarter of the two subsequent years, provided the officer remains employed by the Company at such date.

 (2) The aggregate amount of perquisites and other personal benefits for any named executive does not exceed $50,000 or 10% of the total annual salary and bonus for any such named executive and is, therefore, not reflected in the table.

 (3) The amounts disclosed in this column, if any, represent the value of restricted stock awards on the date of grant. The restricted stock awards have vesting schedules of ten years and vest based on the passage of time and the continued employment of the named executive. The total number of shares of unvested restricted stock held as of December 31, 2000, and the value of such shares, based on the closing price of the Common Stock at December 30, 2000 of $34.0625, is as follows: Mr. Wilson, 26,000 shares ($885,625), 16,000 of which vest at the rate of 4,000 per annum and 10,000 of which vest at the rate of 2,000 per annum; Mr. Gaut, 18,000 shares ($613,125), 10,000 of which vest at the rate of 2,000 per annum and 8,000 of which vest at the rate of 2,000 per annum; Mr. Ballard, 5,000 shares ($170,313), which vest at the rate of 1,000 per annum; Mr. Chadwick, 24,000 shares ($817,500) of which 10,000 vest at the rate of 2,000 per annum, 8,000 of which vest at the rate of 2,000 per annum and 6,000 of which vest at the rate of 1,000 per annum. Each of the named executive officers are entitled to receive all dividends and other distributions paid with respect to those shares of restricted stock held by such executive officers.

 (4) Amounts in this column represent options to acquire shares of Common Stock. The Company does not have SARs.

 (5) Amounts in this column for 2000 include premiums paid for group term life insurance and contributions to various Company benefit plans, which are as follows:

                                                              Company Contributions
                                                     -------------------------------------
                                       Group          ENSCO           Profit
                                     Term Life       Savings         Sharing
                                     Insurance         Plan            Plan           SERP           Total
                                     ---------         ----            ----           ----           -----
    Carl F. Thorne                    $4,879         $5,950          $6,111        $31,123         $48,063
    Richard A. Wilson                  4,068          5,950           6,111         13,115          29,244
    C. Christopher Gaut                  521          5,950           6,111          7,858          20,440
    Marshall Ballard                   1,840          5,986           6,111          6,040          19,977
    William S. Chadwick, Jr.             931          6,027           6,111          5,093          18,162

         The following table sets forth information regarding aggregated option exercises in 2000, the number of unexercised options segregated by those that were exercisable and those that were unexercisable at December 31, 2000, and the value of the in-the-money options segregated by those that were exercisable and those that were unexercisable at December 31, 2000:

                      Aggregated Option Exercises in Last
                 Fiscal Year and Fiscal Year-End Option Values
                 ---------------------------------------------

                                                          Number of Securities Underlying
                                                          Unexercised Options                Value of Unexercised In-the-Money
                            Shares                        at December 31, 2000                Options at December 31, 2000($)
                          Acquired on      Value          -------------------------           -------------------------------
                          Exercise (#)   Realized ($)    Exercisable  Unexercisable            Exercisable     Unexercisable
                          ------------   ------------    -----------  -------------            -----------     -------------
Carl F. Thorne               100,000     2,218,750        200,000       200,000                  2,785,938       4,357,813
Richard A. Wilson            217,500     3,910,313            N/A       162,500                        N/A       3,393,359
Christopher Gaut              25,000       650,145        150,000       150,000                  2,089,453       3,268,359
Marshall  Ballard             30,000       818,167        106,250       118,750                  1,553,711       2,661,133
William S. Chadwick, Jr.      50,000     1,214,063        112,500       137,500                  1,714,453       3,143,359

_________________________
N/A - Not Applicable.

                         REPORT OF THE NOMINATING AND
                            COMPENSATION COMMITTEE
                            ----------------------

Compensation Philosophy and Objectives

     The philosophy of the Company's compensation program is to employ, retain and reward executives capable of leading the Company in achieving its business objectives. These objectives include the preservation of a strong financial posture, improvement of the size and quality of the Company's asset base, and positioning the Company's assets and business segments in geographic and industry markets offering long-term growth in profitability relative to the Company's competitors. The accomplishment of these objectives is measured against conditions characterizing the industry within which the Company operates.

Executive Officer Compensation

     The Company's executive officer compensation program is comprised of base salary, annual cash incentive compensation and long-term incentive compensation in the form of stock options and restricted stock. Additionally, executive officers may participate, on the same basis as other employees, in the employer matching and profit sharing provisions of the Company's defined contribution retirement plans which allow all employees to save for their retirement on a tax deferred basis. Effective October 1, 2000, the maximum total Company matching contribution available to officers and other employees was increased form 4.5% to 5% of salary. Profit sharing contributions are closely aligned with the Company's financial performance, and amounted to approximately 3.6% of base salary for executive officers and other employees for the year.

     Base salary levels for the Company's executive officers are set relative to the Company's competitors and reflect the Committee's assessment of the executive's contribution in connection with financial and stock price performance and the achievement of specified business objectives. Due to depressed market conditions then prevalent in the industry and the resulting deterioration of financial results, there were no increases in the base salaries of executive officers during 1999. Effective July 1, 2000, in recognition of improving financial results and increasing competitive pressure for personnel, the Company did increase the base salaries of executive officers pursuant to a review of the compensation of all employees worldwide. During 1996, the Company implemented the Key Employees' Incentive Compensation Plan (the "Incentive Compensation Plan"), under which key employees may receive both a cash bonus upon the achievement of predetermined performance goals, as well as additional discretionary awards as determined by the Committee. The purpose of the Incentive Compensation Plan is to link the cash compensation of the Company's management directly to financial performance and certain other goals and objectives related to enhancement of stockholder value, and to provide a layer of variable cash compensation which enables the Company to be strongly competitive in attracting and retaining talented personnel during periods of high demand without creating an unduly high fixed cost overhead structure which could be burdensome during periods of weak demand. Among the performance measurement criteria utilized under the Incentive Compensation Plan are stock price appreciation, return on capital employed, operating margins and general and administrative expense levels relative to the Company's competitors, and safety. The total amount of the awards indicated by operation of performance measurement formulae is limited as a function of net income. Based upon improved financial results for the year, the Company paid both formula derived and discretionary awards to executive officers in 2001 relative to 2000 performance. Bonuses earned under the Incentive Compensation Plan vest over three years, contingent upon continued employment with the Company. Based upon an analysis of the data collected for comparable positions with the Company's competitors, the Committee believes that its executive officers' base salary compensation paid in 2000 was generally near the median of that paid by the competitors, while total cash compensation was slightly below the median due to the strict limitation imposed on bonus awards under the Incentive Compensation Plan as a function of profitability. The competitive peer group utilized in this analysis consisted of nine publicly traded oil and gas drilling companies which, in the opinion of the Committee, comprise the Company's closest and most direct competitors.

     An additional longstanding objective of the Committee has been to reward executive officers with equity compensation, in keeping with the Company's overall compensation philosophy of placing equity in the hands of its employees in an effort to further instill stockholder perspective and values in the actions of all employees and executive officers. Both stock options and grants of restricted stock have historically been used to reward and provide incentives to executive officers and to retain them through the potential of capital gains and equity accumulation. Such awards vest over a number of years and are therefore long-term in nature. Stock option awards were made to executive officers of the Company in 1999, all vesting over four years and having a five year term, and exercisable at the fair market value of the stock as of the date of award. No additional stock option awards, nor any grants of restricted stock, were made to executive officers during 2000. The Committee will continue to review, on an annual basis, the equity participation awards outstanding to the executive officers of the Company, and will consider additional awards from time to time, based upon the philosophy stated above, the financial performance of the Company, and the Committee's assessment of each executive's ability to influence the Company's long-term growth and profitability. Because the value of stock options and restricted stock should, over time, bear a direct relationship to the Company's stock price, the Committee believes the award of options and grants represents an effective incentive to create value for the Stockholders.

Chief Executive Officer Compensation

     The Chief Executive Officer's ("CEO") salary is reviewed once annually, consistent with the Company's salary administration policy for all shore based employees. Adjustments are considered by the Committee based upon the Company's financial and stock price performance, its progress in achieving specified business objectives, and with regard to the salaries paid to chief executive officers of the Company's competitors. Pursuant to cost containment measures adopted throughout the Company in response to an adverse market cycle, no increase was made to the CEO's salary in 1999. Effective July 1, 2000, the CEO's salary was increased to $550,000 per year.

     In accordance with the terms of the Incentive Compensation Plan, the CEO was awarded an incentive bonus of $270,158 in 2001 relative to 2000 performance. An amount of $145,158 was determined solely by reference to the pre-established formula under the Incentive Compensation Plan, and the discretionary portion was based upon the Committee's assessment of the CEO's contribution in connection with the Company's financial and stock price performance and the achievement of performance objectives and with regard to the total compensation paid to chief executive officers of the Company's competitors. The performance objectives established for the CEO under the Incentive Compensation Plan include stock price appreciation, return on capital employed, margins and general and administrative expense levels relative to competitors and the Company's safety record. All bonuses awarded vest over three years.

     In recognition of the Company's achievement of record financial performance during 1998, the CEO was awarded options to purchase 200,000 shares of the Common Stock in February 1999. No further equity awards were granted to the CEO during 2000. The options granted to the CEO vest over four years, are valid for a five-year term, and are exercisable at the fair market value of the Common Stock on the date of award.

     Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation over $1 million paid to each of the Company's chief executive officer and the four other most highly compensated officers, unless such compensation meets certain specific requirements. The compensation programs for the Company are designed generally to preserve the tax deductibility of compensation paid to its executive officers. The Committee will, however, take into consideration the various other factors described in this report, together with Section 162(m) considerations, in making executive compensation decisions, and could, in certain circumstances, pay compensation that is not fully tax deductible, if the Committee believes such payments are in the Company's best interest.

Nominating and Compensation Committee

Morton H. Meyerson, Chairman
Orville D. Gaither, Sr.
Thomas L. Kelly II

March 1, 2001

PERFORMANCE GRAPH

     The chart below presents a comparison of the five year cumulative total return, assuming $100 invested on December 31, 1995 and the reinvestment of dividends, if any, for the Common Stock, the Standard & Poor's 500 Stock Price Index and the Dow Jones Oil Drilling Index. *

                                   [GRAPH]

                                                                              Cumulative Total Return
                                                       --------------------------------------------------------------------
                                                       12/95      12/96       12/97      12/98      12/99       12/00
                                                       -----      -----       -----      -----      -----       -----
ENSCO International Incorporated                         100        211         292          94       202         302
S & P 500                                                100        123         164         211       255         232
Dow Jones Oil Drilling Index*                            100        179         252         100       190         300

*The Dow Jones Oil Drilling Index is comprised of the following companies:
Atwood Oceanics, Inc., Diamond Offshore Drilling, Inc., ENSCO International Incorporated, Global Marine, Inc., Grant Prideco Inc., Helmerich & Payne, Inc., Marine Drilling Companies, Inc., Nabors Industries, Inc., Noble Drilling Corp., Parker Drilling Company, Patterson Energy, Inc., Pride International, Inc., Rowan Companies, Inc., Santa Fe International Corp., and Transocean Sedco Forex, Inc.

INDEPENDENT AUDITORS

     PricewaterhouseCoopers LLP served as the Company's independent auditors for the fiscal year ended December 31, 2000. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting to respond to questions and to make a statement should they so desire. The Board of Directors intends to appoint independent auditors for the fiscal year 2001 prior to the date of the Annual Meeting after receiving the recommendation of the Audit Committee.

Audit Fees

     The aggregate fees billed by PricewaterhouseCoopers LLP, and their respective affiliates (collectively, "PwC") for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2000 and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for that fiscal year were $279,000.

Financial Information Systems Design and Implementation Fees

     There were no fees billed by PwC for professional services rendered for information technology services relating to financial information systems design and implementation for the fiscal year ended December 31, 2000.

All Other Fees

     The aggregate fees billed by PwC for services rendered to the Company, other than the services described above under "Audit Fees" and "Financial Information Systems Design and Implementation Fees", for the fiscal year ended December 31, 2000 were $396,000, including $225,000 for tax-related services, $121,000 for subsidiary statutory audit services, $40,000 for employee benefit plan audit services and $10,000 for other miscellaneous services.

     The Audit Committee has considered whether the provision of the services by PwC, as described above in "All Other Fees," is compatible with maintaining the principal accountant's independence.

GENERAL AND OTHER MATTERS

     The Company believes that Proposal 1 is the only matter that will be brought before the Annual Meeting. However, if other matters are properly presented at the Annual Meeting, it is intended that the persons named in the accompanying Proxy will vote in accordance with their best judgment on such matters.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Executive officers, directors and greater than 10% Stockholders are required by Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely upon review of the copies of such reports furnished to the Company during the year ended December 31, 2000, no director, officer or beneficial holder of more than 10% of any class of equity securities of the Company failed to file on a timely basis reports required by
Section 16(a) of the Exchange Act during the most recent fiscal year, with the following exception: Form 4 filings by Mr. Meyerson for July 1998 and September 2000 do not include purchases of 50,000 shares and sales of 112,000 shares, respectively, during those months, by various trusts as to which Mr. Meyerson disclaims an economic interest or beneficial ownership.

INFORMATION CONCERNING STOCKHOLDER PROPOSALS

     A holder of the Company's securities intending to present a proposal at the 2002 Annual Meeting must deliver such proposal, in writing, to the Company's principal executive offices no later than November 23, 2001 for inclusion in the proxy statement related to that meeting. The proposal should be delivered to the Company by certified mail, return receipt requested. A holder of the Company's securities whose proposal is not included in the proxy statement related to the 2002 Annual Meeting, but who still intends to submit a proposal at that meeting, is required to deliver such proposal, in writing, to the Secretary of the Company at the Company's principal executive offices, and to provide certain other information not less than 50 days, nor more than 75 days, prior to the meeting, in accordance with the Company's Bylaws. Any such proposal must also comply with the other provisions contained in the Company's Bylaws relating to Stockholder proposals.

     A copy of the Company's Annual Report to Stockholders for the year ended December 31, 2000 is being mailed to Stockholders with this Proxy Statement. The Annual Report to Stockholders does not constitute a part of the proxy soliciting material.

     Whether or not you intend to be present at the Annual Meeting, you are urged to vote over the Internet, by telephone or return your Proxy promptly. If you are present at the Annual Meeting and wish to vote your stock in person, your Proxy shall, at your request, be returned to you at the Annual Meeting.

Appendix A
                                     CHARTER

                                 AUDIT COMMITTEE
                                       of
                             THE BOARD OF DIRECTORS
                                       of
                        ENSCO International Incorporated


Mission Statement

The Audit Committee will assist the Board of Directors in fulfilling its oversight responsibilities. In performing its duties, the Committee will maintain effective working relationships with the Board of Directors, management, and the internal and external auditors. To effectively perform his or her role, each committee member will obtain an understanding of the detailed responsibilities of committee membership as well as the company's business, operations and risks.

Composition

The Committee shall be comprised of three directors who are independent of the management and operating executives.

Members shall be appointed by the Board of Directors. One of the members shall be appointed Committee Chairman by the Chairman of the Board of Directors.

Each member of the Audit Committee shall be financially literate, as such qualification is interpreted by the Board of Directors in its business judgement, or must become financially literate within a reasonable period of time after appointment to the Audit Committee.

At least one of the Committee members shall have accounting or related financial management expertise, such expertise to be determined by the Company's Board of Directors.

An independent director is one who:

Is not and has not been employed in an executive capacity of the Company for at least three years prior to election to the Audit Committee;

Is not an advisor or consultant to the company, nor affiliated with any firm that is, and does not receive any compensation from the Company or any of its affiliates other than compensation for board services;

Is not a member of the immediate family of an individual who is, or has been in any of the past three years, employed by the Company or any of its affiliates as an executive officer;

Is not affiliated with a tax-exempt entity that receives significant contributions from the Company; and

Is not employed as an executive of another company where any of the Company's executives serves on that company's compensation committee.

Authority

The Committee is granted the authority to investigate any activity of the Company, and all employees are directed to cooperate as requested by the members of the Committee. The Committee is empowered to retain persons, including professionals having special competence, as necessary to assist the Committee in fulfilling its responsibility.

Meetings

The Committee is to meet as many times as the Committee deems necessary.

A detailed written agenda for each meeting should be prepared and distributed to the committee members in advance, along with any other relevant information.

Attendance

As necessary or desirable, the Committee may request that members of management, and representatives of the independent public accountants be present at meetings of the Committee.

Additional attendance at Committee meetings are to include the following:

The Company's head of internal audit is to report, at least annually, on the results of audits, the current audit schedule, and annual audit plan;

The Company's legal counsel shall report, at least annually, to the Committee on legal matters that may have a significant impact on the Company's financial statements;

The Committee shall meet with the head of internal audit, the independent public accountants, and the Chief Financial Officer, in separate executive sessions to discuss any matters that the Committee or these groups believe should be discussed privately with the Committee.

Minutes

The Secretary or Assistant Secretary of the Company will prepare the minutes of each meeting and send a copy of the minutes to the Committee members.

Responsibilities and Powers

The Committee shall be empowered in accordance with its judgement to:

                                Internal Controls

1. Review with the Company's management, and independent public accountants, the Company's general policies and procedures to confirm Company management's opinion regarding the adequacy of internal accounting and financial reporting controls.

2. Inquire as to the extent to which internal and external auditors review computer systems and applications, the security of such systems and applications, and the contingency plan for processing financial information in the event of a system breakdown.

3. Gain an understanding of whether internal control recommendations made by internal and external auditors have been implemented by management.

                               Financial Reporting

4. Review financial statements contained in interim reports and SEC filings.

5. Review with management and the independent public accountants, upon completion of their audit, the financial results for the year prior to their release to the public. This review is to encompass:

           . Significant transactions not a normal part of the Company's operations;

           . Changes, if any, during the year in the Company's accounting principles or their application; and

           . Significant adjustments proposed by the independent public accountants.

6. Make its independent perspective available to management for consultation in the resolution of financial statement issues and for discussion of significant judgment matters.

                                 External Audit

7. Recommend to the Board of Directors the independent public accountants to be employed by the Company, and the retention or non-retention of the independent public accountants.

8. Review, prior to the annual audit, the scope and general extent of the independent public accountant's audit examination. The auditor's fees are to be agreed with management and annually summarized for Committee review.

9. Review the independent public accountants' identification of issues and business and financial statement risks and exposures.

10. Confirm that the independent public accountants submit on a periodic basis to the Committee a formal written statement delineating all relationships between the independent public accountants and the Company.

11. Discuss with the independent public accountants any disclosed relationships or services that may impact the objectivity and independence of the independent public accountants and recommend that the Board take appropriate action in response to the independent public accountants' report to satisfy itself of the independent public accountant's independence.

12. Inform the independent public accountants and management that the independent public accountants and the Committee may communicate with each other at all times, and that the Committee Chairman may call a meeting whenever he deems it necessary.

13. Instruct the independent public accountants that the Committee expects to be advised if there are any areas that require its special attention.

14. Evaluate the cooperation received by the independent public accountants during their audit examination, including their access to all requested records, data and information. Also, elicit the comments of management regarding the responsiveness of the independent public accountants to the Company's needs. Inquire of the independent public accountants whether there have been any disagreements with management which if not satisfactorily resolved would have caused them to issue a nonstandard report on the Company's financial statements.

15. Discuss with the independent public accountants the quality of the Company's financial and accounting personnel, and relevant recommendations which the independent public accountants may have (including those in their "letter or comments and recommendations"). Topics to be considered during this discussion include improving internal financial controls, the review of accounting policies and management reporting systems. Review written responses of management to "letter of comments and recommendations" from the independent public accountants.

                                 Internal Audit

16.        Review and approve internal audit annual audit plan.

17. Review significant findings and management's response to internal audit reports, including follow-up actions.

18.        Confirm the independence of the internal audit department.

                    Compliance With Codes Of Ethical Conduct

19. The Committee is to make, or cause to be made, all necessary inquires of management, and the independent public accountants concerning established standards of corporate conduct and performance, and deviations therefrom.

20. Review in-house policies and procedures for regular review of officers' expenses and perquisites, including any use of corporate assets. Inquire as to the results of the review, and, if appropriate, review a summary of the expenses and perquisites of the period under review.

                                      Other

21. Apprise the Board of Directors, through minutes and special presentations as necessary, of significant developments in the course of performing the above duties.

22. Recommend to the Board of Directors any appropriate extension or changes in the duties of the Committee or to the Committee charter.

--------------------------------------------------------------------------------
                                     PROXY
                       ENSCO INTERNATIONAL INCORPORATED
                Board of Directors Proxy for the Annual Meeting
             of Stockholders at 10:00 a.m., Tuesday, May  15, 2001
                         Fairmont Hotel, 1717 N. Akard
                              Dallas, Texas 75201

        The undersigned stockholder of ENSCO International Incorporated (the "Company") hereby appoints Carl F. Thorne and C. Christopher Gaut or either of them, each with full power of substitution, to vote the shares of the undersigned at the above-stated Annual Meeting and any adjournment(s) thereof:

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE HEREIN. IF A CHOICE IS NOT INDICATED WITH RESPECT TO ITEM (1), THIS PROXY WILL BE VOTED "FOR" SUCH ITEMS. THE PROXIES WILL USE THEIR DISCRETION WITH RESPECT TO ANY MATTER REFERRED TO IN ITEM (2). THIS PROXY IS REVOCABLE AT ANY TIME BEFORE IT IS EXERCISED.

                      (Please sign on the reverse side)
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

                        Please date, sign and mail your
                     proxy card back as soon as possible!

                        Annual Meeting of Stockholders
                       ENSCO INTERNATIONAL INCORPORATED

                                 May 15, 2001

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                                          Please Detach and Mail in the Envelope Provided
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A [X] Please mark your
      votes as in this
      example.
                      FOR all nominees
                   listed at right (except
                      as marked to the
                       contrary below)     WITHHOLD
  1.  Election of                                     Nominees:  David M. Carmichael     2. On any other business that may properly
      Class III            [  ]              [  ]                Thomas L. Kelly II         come before the Annual Meeting. In the
      Directors.                                                 Daniel W. Rabun            discretion of the proxies, hereby
                                                                                            revoking any proxy or proxies heretofore
                                                                                            given by the undersigned.

(INSTRUCTION: To vote against any individual                                             PLEASE SIGN, DATE AND MAIL TODAY.
nominee, strike a line through the nominee's name
in the list at right.)                                                                   Change of Address/Comments

                                                                                         ------------------------------------------

                                                                                         ------------------------------------------

                                                                                         ------------------------------------------



Signature of Stockholder(s)                                                                             Date:           , 2001
                           ----------------------------------------   --------------------------------       -----------
                                                                        (SIGNATURE IF HELD JOINTLY)
NOTE:   Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
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